[McGladrey & Pullen, LLP Letterhead]

March 12, 2008

Securities and Exchange Commission
Washington, DC 20549

Commissioners:

We have read Sandy Spring Bancorp, Inc.’s statements included under Item 4.01 of its Form 8-K filed on March 12, 2008, and we agree with such statements concerning our firm.

/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP